POWER OF ATTORNEY
	KNOW ALL BY THESE PRESENTS, that the undersigned hereby makes, constitutes and appoints each of James L. Chosy, Kathryn V. Purdom, Matthew B. Krush and Linda
E. Bidon, or any one of them acting singly, the undersigned's true and lawful attorneys-in-fact, with full power to act for the undersigned and in the undersigned's name, place and stead to:

1. take such actions as may be necessary or appropriate to enable the undersigned to submit and file forms, schedules and other documents with the U.S. Securities and Exchange Commission (?SEC?) utilizing the SEC?s Electronic Data Gathering and Retrieval (?EDGAR?) system, which actions may include (a) enrolling the undersigned in EDGAR Next and (b) preparing, executing and submitting to the SEC a Form ID, amendments thereto, and such other documents and information as may be necessary or appropriate to obtain codes and passwords enabling the undersigned to make filings and submissions utilizing the EDGAR system;

2. prepare and execute, for and on behalf of the undersigned, (a) any and all forms, schedules, statements, reports and other documents required or permitted to be filed by the undersigned, in any and all capacities, under Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (?Section 16?) with respect to the beneficial ownership of the securities of U.S. Bancorp (the ?Company?), including without limitation Forms 3, 4, 5, and (b) Form 144 required to be filed by the undersigned under Rule 144 of the Securities Act of 1933, as amended (?Rule 144?)?

3. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such forms, schedules, statements, reports and other documents, and submit and file, or cause to be submitted and filed by a person appointed under Section 4 below with respect to filings with the SEC using the EDGAR system, such statements and reports, with all amendments, supplements and exhibits thereto, with the SEC, the New York Stock Exchange and/or any other stock exchange or any similar authority and to deliver copies thereof to the Company?

4. act as an account administrator for the undersigned?s EDGAR account, including: (a) appoint, remove and replace account administrators, account users, technical administrators and delegated entities; (b) maintain the security of the undersigned?s EDGAR account, including modification of access codes; (c) maintain, modify and certify the accuracy of information on the undersigned?s EDGAR account dashboard; (d) act as the EDGAR point of contact with respect to the undersigned?s EDGAR account; and (e) any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators;

5. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever required, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully as the undersigned could do if personally present, with full power of substitution or revocation, and hereby ratifies and confirms all that such attorneys-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney. The undersigned acknowledges that the foregoing attorneys-in-fact, acting in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16. The undersigned agrees that each such attorney-in-fact herein may rely entirely on information furnished orally or in writing by the undersigned to such attorney-in-fact.

This Power of Attorney revokes all prior Powers of Attorney submitted to the Company with respect to the matters expressed herein, and shall remain in full force and effect until the undersigned is no longer required to file statements or reports under Section 16 or Rule 144 with respect to holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 28th day of October, 2026.

/s/ Troy W. Remington
Troy W. Remington
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